Exhibit 99.1

PDS Biotech to Host Key Opinion Leader Event on PDS0301 for the Treatment of Advanced Colorectal Cancer with Liver Metastases

Virtual Event Featuring Jonathan M. Hernandez, M.D, Investigator, Surgical Oncology Program, NCI/CCR, to Be Held October 15, 2026, at 8am ET

PRINCETON, N.J., October 6, 2026 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced that the Company will host a virtual key opinion leader (KOL) event featuring Jonathan M. Hernandez, M.D, an Investigator with Surgical Oncology Program at the National Cancer Institute’s Center for Cancer Research.  Dr. Hernandez will join company management to discuss clinical outcomes from the PDS0301 Phase 2 trials for the treatment of advanced liver-associated cancers, with a focus on the metastatic colorectal cancer (mCRC) cohort. The event will provide an overview of the PDS0301 trial in patients with second and third line unresectable microsatellite stable (MSS) or mismatch repair-proficient (pMMR) colorectal liver metastases.  These MSS patients constitute the majority of mCRC, a population in which immunotherapy has been mostly ineffective.

PDS0301 is an investigational IL-12 immunocytokine designed using an antibody that binds to necrotic DNA that is found within tumors. PDS0301 specifically targets and delivers the IL-12 into the tumor to promote T cell and natural killer (NK) cell infiltration into the tumor, as well as localized anti-tumor activation of both T cells and NK cells.

A live question and answer session will follow the formal presentations.

Register & Attend

Date:	Thursday, October 15, 2026
Time:	8:00 AM ET
Registration:	Click Here

Jonathan M. Hernandez, M.D., Investigator, Surgical Oncology Program, NCI/CCR

Dr. Hernandez graduated from medical school with honors from the University of Florida and completed general surgery training at the University of South Florida. During his residency, Dr. Hernandez spent two years at the Moffitt Cancer Center and Research Institute interrogating molecular diagnostics for liver metastases and miRNA-mediated mechanisms of metastatic spread. Following residency, Dr. Hernandez completed fellowship training in both surgical oncology and hepatopancreatobiliary surgery at Memorial Sloan Kettering Cancer Center. During his fellowships, Dr. Hernandez spent an additional two years in dedicated basic research studying metastatic colonization as a scholar in the Cell Biology Program of the Sloan Kettering Institute and as a visiting investigator in the Cell and Developmental Biology Department of Weill Medical College of Cornell University. The Hernandez lab studies hepatic metastases and has been the home to twenty surgical residents since its establishment at the NIH in 2016. Dr. Hernandez has authored over 175 peer-reviewed publications and has contributed book chapters in numerous authoritative surgical texts.

About PDS Biotechnology

PDS Biotechnology is a clinical-stage biotechnology company focused on developing targeted immunotherapies for cancer. PDS Biotechnology owns the Versamune® cancer vaccine platform, including PDS0101, which has been evaluated in HPV16-positive cancers. The Company intends to pursue strategic partnerships or other externally funded opportunities for the Phase 3 development of PDS0101.

The Company’s lead development program, PDS0301 (also referred to as PDS01ADC & NHS-IL12), is an investigational tumor-targeted interleukin-12 (IL-12) immunocytokine designed to deliver IL-12 preferentially to the tumor microenvironment, with the goal of enhancing anti-tumor immune activity while limiting systemic exposure. PDS0301 has been clinically evaluated across multiple solid tumors, including metastatic colorectal cancer and prostate cancer. The Company is focused on advancing PDS0301 in indications where its tumor-targeted mechanism may help address and overcome mechanisms of resistance to immunotherapy.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for PDS0301, PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0301, PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; compliance with the rules and regulations of Nasdaq; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Versamune® is a registered trademark of PDS Biotechnology Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
Jude Gorman / Kiki Torpey
Collected Strategies
PDS-CS@collectedstrategies.com